The W & The Ritz-Carlton Property Tour Atlanta, GA – May 2017

W Atlanta Downtown

Overview 3  Acquired in July 2015 for $56.8 million  237 keys, 9,000 sq. ft. of meeting space  Located in the heart of Downtown Atlanta  Close proximity to the downtown and midtown demand generators: Centennial Olympic Park, the Atlanta Aquarium, AmericasMart, and the new Mercedes-Benz Stadium

Location 4 Georgia Aquarium AmericasMart Olympic Park Mercedez-Benz Stadium Civil Rights Museum World of Coca-Cola Museum College Football Hall of Fame W Atlanta Downtown Bobby Dodd Stadium

Investment Highlights 5  Replaced unprofitable restaurant manager and re-positioned restaurant • Projected annual positive GOP impact of almost $300,000  New management of the on-premise digital billboard • Utilization increased from 25% to nearly 100% in 2016 • More than quadrupled 2015 revenue • Projected additional revenue of $200,000 in 2017  Renegotiated valet parking agreement • Estimated to contribute $190,000 in incremental annualized parking revenue  Eliminated operational loss at Bliss Spa through restructuring

Operational Performance 6  Hotel EBITDA flow-through of 157.3%  Hotel EBITDA growth of 27.2%  NOI growth of 33.8% 2016 Performance Through First Full Year of Ownership 2015 2016 Growth Room Revenue $13,665,573 $14,124,111 3.4% RevPAR $157.97 $162.83 3.1% Total Revenue $21,433,744 $22,120,138 3.2% Hotel EBITDA $3,974,909 $5,054,651 27.2% NOI $3,117,559 $4,169,845 33.8%

Exterior 7 W Atlanta – Atlanta, GA W Atlanta – Atlanta, GA

Rooms & Bathrooms 8 W Atlanta – Atlanta, GA W Atlanta – Atlanta, GA

The Ritz-Carlton Atlanta

Overview 10  Acquired as part of the 27-Hotel Highland Portfolio transaction in 2011  444 keys, 17,000 sq. ft. of meeting space  Located in the heart of Downtown Atlanta  Close proximity to the downtown and midtown demand generators: Centennial Olympic Park, the Atlanta Aquarium, AmericasMart, and the new Mercedes-Benz Stadium

Location 11 Georgia Aquarium Olympic Park Mercedez-Benz Stadium Civil Rights Museum World of Coca-Cola Museum College Football Hall of Fame The Ritz-Carlton Atlanta Bobby Dodd Stadium AmericasMart

Investment Highlights 12  Recently completed restaurant renovation  Expanded/updated gift shop into upscale retail market  Extensive $21 million guestroom renovation scheduled for Q4 2017  Expanding Ritz Carlton Club Lounge Completed Upcoming

Completed Restaurant Renovation 13

Completed Restaurant Renovation (cont.) 14

Upcoming Guestroom Renovation 15  Guestrooms • Carpet and wall vinyl • Soft and case goods • Drapery • Artwork • HDTVs (wall mount in King rooms) • Entry tile (King rooms only)  Bathrooms • Shower conversions(King rooms only) • Vanities and electric mirrors (King rooms only) • Floor tile (King rooms only) • Wall vinyl  Corridors • Carpet / wall vinyl / lighting

Operational Performance 16  Hotel EBITDA flow-through of 176.2%  Hotel EBITDA growth of 22.1%  NOI growth of 30.6% 2016 Performance 2015 2016 Growth Room Revenue $25,958,430 $26,906,082 3.7% RevPAR $160.18 $165.57 3.4% Total Revenue $39,344,706 $40,397,063 2.7% Hotel EBITDA $8,377,110 $10,231,644 22.1% NOI $6,288,951 $8,211,790 30.6%

80.0% 100.0% 120.0% 140.0% 160.0% 180.0% 200.0% 220.0% D e c -1 1 Fe b -1 2 A p r- 1 2 Ju n -1 2 A u g -1 2 Oc t- 1 2 D e c -1 2 Fe b -1 3 A p r- 1 3 Ju n -1 3 A u g -1 3 Oc t- 1 3 D e c -1 3 Fe b -1 4 A p r- 1 4 Ju n -1 4 A u g -1 4 Oc t- 1 4 D e c -1 4 Fe b -1 5 A p r- 1 5 Ju n -1 5 A u g -1 5 Oc t- 1 5 D e c -1 5 Fe b -1 6 A p r- 1 6 Ju n -1 6 A u g -1 6 Oc t- 1 6 D e c -1 6 Fe b -1 7 Operational Performance (cont.) 17 GOP margin has nearly tripled over past 6+ years Rolling 12-Month Indexed GOP Margin 2010 TTM Mar 2017 Increase (BPS) RPI 117.9 140.1 2,220 GOP Margin 11.4% 29.6% 1,822 EBITDA Margin 8.0% 25.3% 1,735

The W & The Ritz-Carlton Property Tour Atlanta, GA – May 2017